                                  EXHIBIT 4.6

                   AFFILIATE AND MARKET STAND-OFF AGREEMENT



     This Affiliate and Market Stand-Off Agreement (this "Affiliate Agreement") is made and entered into as of ______________ ___, 1998 (the "Effective Date") by and among Clarus Corporation ("Clarus"), Elekom Corporation, a Washington corporation ("Elekom"), and _____________________ ("Shareholder") who is an affiliate of Elekom.

                                 RECITALS

     A. This Affiliate Agreement is entered into pursuant to that certain Agreement and Plan of Reorganization dated as of August 31, 1998 between Clarus and Elekom (as such may be amended the "Merger Agreement") which provides (subject to the conditions set forth therein) for the merger of a wholly owned subsidiary of Clarus ("Newco") with Elekom in a forward triangular merger (the "Merger"), with Newco to be the surviving corporation of the Merger, all pursuant to the terms and conditions of the Merger Agreement. Capitalized terms used but not otherwise defined in this Affiliate Agreement have the meanings ascribed to such terms in the Merger Agreement.

     B. The Merger Agreement provides that, in the Merger, the shares of Elekom Common Stock and shares of Elekom Preferred Stock that are issued and outstanding at the Effective Time of the Merger will be converted into shares of Clarus Common Stock, all as more particularly set forth in the Merger Agreement.

     C. Shareholder understands that Shareholder is deemed an "affiliate" of Elekom within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and that any shares of Clarus capital stock acquired by the Shareholder in the Merger may be disposed of only in conformity with the limitations described herein.

                                 A G R E E M E N T

     1.  TAX TREATMENT, RELIANCE.  Shareholder understands and agrees that it is
         -----------------------
intended that the Merger will be treated as a tax-free reorganization for federal income tax purposes. Shareholder understands that the representations, warranties and covenants of Shareholder set forth herein will be relied upon by Elekom and Clarus and their respective counsel and accounting firms and by Elekom' stockholders. Shareholder will rely on Shareholder's own tax advisers as to the tax attributes of the Merger to Shareholder and understands that neither Clarus, nor Clarus's counsel, Elekom or Elekom' counsel has guaranteed nor will guarantee to Shareholder that the Merger will be a tax-free reorganization, nor shall any of them have any liability to Shareholder as a result of issuing any opinion in respect thereof that may be required in connection with any registration statement under the 1933 Act.
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     2.  REPRESENTATIONS, WARRANTIES, AND COVENANTS OF SHAREHOLDER.  Shareholder
         ---------------------------------------------------------
represents, warrants and covenants as follows:

          (a) Authority; Affiliate Status.  Shareholder has all requisite right,
              ---------------------------
power, legal capacity and authority to execute, deliver and perform this Affiliate Agreement and to perform its obligations hereunder. Shareholder further understands and agrees that Shareholder is deemed to be an "affiliate" of Elekom within the meaning of the 1933 Act and, in particular, Rule 145 promulgated under the 1933 Act ("Rule 145"),

          (b) Elekom Securities Owned.  Attachment 1 hereto sets forth all
              -----------------------
shares of Elekom capital stock and any other securities of Elekom owned by Shareholder, including all securities of Elekom as to which Shareholder has sole or shared voting or investment power, and all rights, options and warrants to acquire shares of capital stock or other securities of Elekom granted to or held by Shareholder (such shares of Elekom capital stock, other securities of Elekom and rights, options and warrants to acquire shares of Elekom capital stock and other securities of Elekom are hereinafter collectively referred to as "Elekom Securities"). As used herein, the term "Expiration Date" means the earliest to occur of (i) the closing, consummation and effectiveness of the Merger, or (ii) such time as the Merger Agreement may be terminated in accordance with its terms.

          (c) New Elekom Securities.  As used herein, the term "New Elekom
              ---------------------
Securities" means, collectively, any and all shares of Elekom capital stock, other securities of Elekom and rights, options and warrants to acquire shares of Elekom capital stock and other securities of Elekom that Shareholder may purchase or otherwise acquire any interest in (whether of record or beneficially), on and after the Effective Date of this Affiliate Agreement and prior to the Expiration Date. All New Elekom Securities will be subject to the terms of this Affiliate Agreement to the same extent and in the same manner as if they were Elekom Securities.

          (d) Merger Securities.  As used herein, the term "Merger Securities"
              -----------------
means, collectively, all shares of Clarus Common Stock that are or may be issued by Clarus in connection with the Merger or the transactions contemplated by the Merger Agreement, or to any former holder of Elekom options, warrants or rights to acquire shares of Elekom Common Stock, and any securities that may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor or upon conversion thereof.

          (e) Transfer Restrictions on Merger Securities.  Shareholder has been
              ------------------------------------------
advised that the issuance of the shares of Clarus Common Stock in connection with the Merger is expected to be effectuated pursuant to a Registration Statement on Form S-4 under the 1933 Act, and that the provisions of Rule 145 will limit Shareholder's resales of such Merger Securities. Shareholder accordingly agrees not to sell, transfer, exchange, pledge, or otherwise dispose of, or make any offer or agreement relating to, any of the Merger Securities and/or any option, right or other interest with respect to any Merger Securities that Shareholder may acquire, unless: (i) such transaction is permitted pursuant to Rules 145(c) and 145(d) under the 1933 Act; or (ii) legal counsel representing Shareholder, which counsel is reasonably satisfactory to Clarus, shall have advised Clarus in a written opinion letter reasonably satisfactory to Clarus and Clarus's legal counsel, and upon which Clarus and its legal counsel may rely, that no registration under the 1933 Act would be required in connection with the proposed sale, offer, exchange, pledge or other disposition of Merger Securities by Shareholder, or (iii) a registration statement under the 1933 Act covering the Merger Securities proposed to be sold, transferred, exchanged, pledged or otherwise dispose of, describing the manner and terms of the proposed sale, transfer, exchange, pledge or other disposition, and containing a current prospectus, shall have been filed with the Securities and Exchange Commission ("SEC") and been declared effective by the SEC under the 1933 Act, or (iv) an authorized representative of the SEC shall have rendered written advice to Shareholder (sought by Shareholder or counsel to Shareholder, with a copy thereof and all other related communications delivered to Clarus and its legal counsel) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed disposition of Merger Securities if consummated. Nothing herein imposes upon Clarus any obligation to register any Merger Securities under the 1933 Act.

     3.   MARKET STAND-OFF.  Shareholder hereby covenants and agrees that, prior
          ----------------
to the earlier to occur of (i) that date which is the same day of the month as the Closing Date on the ninth full month after the Closing Date, or (ii) October 1, 1999 (the "Stand-Off Period"), Shareholder will not directly or indirectly,
(i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any of the Merger Securities to any Person, or (ii) create or permit to exist any encumbrance on any of the Merger Securities.

     4.  LEGENDS.  Shareholder also understands and agrees that stop transfer
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instructions will be given to Clarus's transfer agent with respect to certificates evidencing the Merger Securities to enforce Shareholder's compliance with Shareholder's representations in Sections 2(e) and Shareholder's compliance with applicable securities laws regarding the Merger Securities, and that there will be placed on the certificates evidencing such Merger Securities a legend providing substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, ANY APPLICABLE STATE SECURITIES LAWS, AND THE OTHER CONDITIONS SPECIFIED IN THAT CERTAIN AFFILIATE AND MARKET STAND-OFF AGREEMENT DATED AS OF AUGUST ___, 1998 AMONG Clarus FINANCIALS INTERNATIONAL, INC., ELEKOM CORPORATION AND THE HOLDER OF SUCH SHARES, A COPY OF WHICH MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE OFFICES OF THE ISSUER. THE ISSUER WILL

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

          FURNISH WITHOUT CHARGE A COPY THEREOF TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

     5.  RELEASE OF CLAIMS.  Concerning claims which one or more of the
         -----------------
Shareholders may have against Elekom in their capacity as a shareholder:


          (a) Clarus shall assume all liability (to the extent Elekom was so liable) for claims for indemnification arising under Elekom's Articles of Incorporation or Bylaws or under any indemnification contract disclosed to Clarus by Elekom on or before August ___, 1998, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

          (b) The Shareholders are not aware of any claims that they have or may have (other than those referred to in paragraph (a) above) against Elekom, either individually or as a group; and

          (c) The Shareholders, both individually and as a group, hereby fully and finally release and discharge Elekom, Clarus and NewCo from any and all claims of which the Shareholders are aware that they have or may have against any of the foregoing in the Shareholders' capacity as shareholders of Elekom, other than those referred to in paragraph (a) above.


     6.  NOTICES.  All notices, approvals, consents, requests and other
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communications that any party is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate international courier service, five (5) days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefor or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this
Section 4:

               (a)  If to Clarus:

                    Clarus Corporation
                    950 Johns Creek Court
                    Suite 100
                    Suwanee, Georgia  30024
                    Attention:  Stephen P. Jeffery, President and CEO
                    Facsimile:  (770) 291-8573

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

                    With a copy (which shall not constitute notice) to:

                    Womble Carlyle Sandridge & Rice, PLLC
                    1275 Peachtree Street, N.E.
                    Suite 700
                    Atlanta, Georgia  30309
                    Attention:  G. Donald Johnson, Esq.
                    Facsimile:  (404) 888-7490

               (b)  If to Elekom:

                    Elekom Corporation
                    Pacific First Plaza, Eighth Floor
                    155 - 108th Avenue
                    Bellevue, Washington 98004
                    Attention:  Norman Behar, President and CEO
                    Facsimile:  (425) 990-3075

               With a copy (which shall not constitute notice) to:

                    Perkins Coie LLP
                    201 Third Avenue
                    Seattle, Washington  98101-3099
                    Attention:  Charles J. Katz, Jr.
                    Facsimile:  (206) 583-8500

               (c)  If to Shareholder:

                    At the address for notice to such Shareholder set forth on the last page hereof with a copy to:

                    Counsel for Shareholder, if any, at the address shown on the signature page hereto


Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 6.


     7.  SURVIVAL; TERMINATION.  All representations, warranties and agreements
         ---------------------
made by Shareholder in this Affiliate Agreement shall survive the consummation of the Merger. This Affiliate Agreement shall be terminated and shall be of no further force and effect upon the termination of the Merger Agreement pursuant to its terms.

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

     8.  EXPENSES.  All costs and expenses incurred in connection with the
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transactions contemplated by this Affiliate Agreement shall be paid by the party incurring such costs and expenses.

     9.  COUNTERPARTS.  This Affiliate Agreement may be executed in
         ------------
counterparts, each of which will be an original as regards any party whose name appears thereon and all of which together will constitute one and the same agreement. This Affiliate Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all parties reflected hereon as signatories. Facsimile copies with signatories of the parties to this Agreement, or their duly authorized representatives, shall be legally binding and enforceable. All such facsimile copies are declared as originals and, accordingly admissible in any jurisdiction or tribunal having jurisdiction over any matter relating to this Agreement.

     10.  ASSIGNMENT, BINDING EFFECT. Except as provided herein, neither
          --------------------------
this Affiliate Agreement nor any of the rights, interests or obligations hereunder shall be assigned the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Affiliate Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted signs.

     11.  AMENDMENT AND WAIVERS.  Any term or provision of this Affiliate
          ---------------------
Agreement may be amended, and the observance of any term of this Affiliate Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the parties to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

     12.  ENTIRE AGREEMENT.  This Affiliate Agreement and any documents
          ----------------
delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings between the parties with respect thereto.

     13.  OTHER AGREEMENTS.  Nothing in this Affiliate Agreement shall
          ----------------
limit any of the rights or remedies of Clarus or Shareholder or any of the obligations of either party under any Voting Agreement between Clarus and Shareholder or any other agreement.

     14.  SEVERABILITY.  Any term or provision of this Affiliate Agreement
          ------------
which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Affiliate Agreement or affecting the validity or enforceability of any of the terms and provisions of this Affiliate Agreement or affecting the validity or enforceability of any of the terms or provisions of this Affiliate Agreement in any other jurisdiction. If any provision of this Affiliate Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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

     15.  GOVERNING LAW.  The internal laws of the State of Georgia
          -------------
(irrespective of its choice of law principles) will govern the validity of this Affiliate Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

     16.  CONSTRUCTION.  The language hereof will not be construed for or
          ------------
against either party. A reference to a section will mean a section of this Affiliate Agreement, unless otherwise explicitly set forth. The titles and headings in this Affiliate Agreement are for reference purposes only and will not in any manner limit the construction of this Affiliate Agreement. For the purposes of such construction, this Affiliate Agreement will be considered as a whole.

     IN WITNESS WHEREOF, the parties hereto have caused this Affiliate Agreement to be executed as of the date first written above.


ELEKOM CORPORATION                 CLARUS CORPORATION


By:______________________________  By:_______________________________________
   Name: Norman Behar                  Name: Stephen P. Jeffery
   Title: President                    Title: President



SHAREHOLDER:


_________________________________

                                 ATTACHMENT 1



Affiliate's Address for Notice:  ______________________

                                 ______________________

                                 ______________________



with a copy to counsel           ______________________
for Shareholder                  ______________________

                                 ______________________
                                 ______________________
                                 ______________________


Number of Shares of Elekom
Common Stock owned as of the
date of this Affiliate Agreement:    _________________________________

Number of Shares of Elekom
Series A Preferred Stock owned
as of the date of this Affiliate Agreement:  _________________________________

Number of Shares of Elekom
Series B Preferred Stock owned
as of the date of this Affiliate Agreement:  _________________________________

Number of Elekom Options for
Common Stock owned as of
the date of this Affiliate Agreement:  _________________________________

Number of Elekom Warrants for
Common Stock owned as of
the date of this Affiliate Agreement:  _________________________________

                                       8